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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 28, 2005

                        SOURCE INTERLINK COMPANIES, INC.
             (Exact name of registrant as specified in this charter)

          Delaware                    001-13437                 20-2428299
(State or other jurisdiction         (Commission               (IRS Employer
     of incorporation)               File Number)           Identification No.)

        27500 Riverview Center Blvd., Suite 400, Bonita Springs, FL 34134
              (Address of Principal Executive Offices and Zip Code)

       Registrant's Telephone Number, including area code: (239) 949-4450

                                 Not applicable
          (Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

REINCORPORATION MERGER AGREEMENT

      On February 28, 2005, Source Interlink Companies, Inc., a Missouri corporation ("SOURCE MISSOURI" and, prior to the consummation of the Reincorporation (as defined below), the "REGISTRANT") and Source Interlink Companies, Inc., a Delaware corporation and a wholly owned subsidiary of Source Missouri ("SOURCE DELAWARE" and, upon and following the consummation of the Reincorporation, the "REGISTRANT"), entered into an Agreement and Plan of Merger (the "REINCORPORATION MERGER AGREEMENT"). Under the terms of the Reincorporation Merger Agreement, Source Missouri merged with and into Source Delaware, with Source Delaware succeeding to all of the rights, properties, assets and liabilities of Source Missouri (the "REINCORPORATION").

      In accordance with Missouri law and Source Missouri's articles of incorporation and bylaws, consummation of the Reincorporation was subject to the condition that the holders of two-thirds (2/3) of Source Missouri's issued and outstanding common stock approve the Reincorporation. The requisite shareholder approval was received, and the Reincorporation was consummated, on February 28, 2005. The Reincorporation did not result in any change in the Registrant's name, headquarters, business, jobs, management, location of offices or facilities, number of employees, assets, liabilities or net worth. The Registrant's common stock will continue to trade on the Nasdaq National Market under the symbol "SORC."

      Pursuant to the Reincorporation Merger Agreement, the certificate of incorporation and bylaws of Source Delaware in effect immediately prior to the consummation of the Reincorporation became the certificate of incorporation and bylaws of the Registrant immediately following the consummation of the Reincorporation. Source Delaware's officers and directors immediately prior to the consummation of the Reincorporation became the officers and directors of the Registrant immediately following the consummation of the Reincorporation, until their successors are duly elected and qualified, or until their earlier death, resignation or removal. Each outstanding share of Source Missouri common stock, par value $0.01 per share, was automatically converted into one share of Source Delaware common stock, par value $0.01 per share. Each stock certificate representing issued and outstanding shares of Source Missouri's common stock will continue to represent the same number of shares of common stock of Source Delaware. It is not necessary for the Registrant's shareholders to exchange their existing stock certificates for stock certificates of Source Delaware.

      A copy of the Reincorporation Merger Agreement is included as Exhibit 2.2 to this Current Report and is incorporated herein by reference. The foregoing summary of the terms of the Reincorporation Merger Agreement is qualified in its entirety by reference to such exhibit.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

      On February 28, 2005, the compensation committee of the board of directors of the Registrant (the "COMPENSATION COMMITTEE") approved the Source Interlink Companies, Inc. Supplemental Executive Retirement Plan, effective as of March 1, 2005 (the "SERP"). The SERP is a nonqualified defined benefit plan.

      The SERP provides that certain members of the Registrant's management and other highly compensated employees (within the meaning of the Employment Retirement Income Security Act of 1974, as amended) ("ELIGIBLE SERP PARTICIPANTS") are entitled to receive certain retirement benefits from the Registrant pursuant to an executive participation agreement entered into in connection with the SERP. Under the SERP, an Eligible SERP Participant who terminates employment with the Registrant and retires will be eligible to receive retirement benefits as follows:

      (1) Upon the Termination for Cause (as defined in the SERP) of the Eligible SERP Participant by the Registrant, the participant will not be entitled to receive any retirement benefits;

      (2) If the Eligible SERP Participant resigns from the Registrant, the participant will be entitled to receive a retirement benefit commencing at the age of 65; provided, that the participant has served with the Registrant for a period of more than five years from the effective date of the executive participation agreement and is at least 55 years old at the time of resignation;

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      (3) If the Registrant terminates the employment of the Eligible SERP
Participant for Disability (as defined in the SERP), the participant will be entitled to receive a retirement benefit commencing at the age of 65;

      (4) If the Eligible SERP Participant terminates employment with the Registrant and retires at or after the age of 65, the participant will be entitled to receive a Normal Retirement Benefit (as defined in the SERP) commencing at the age of retirement;

      (5) If the Eligible SERP Participant terminates employment with the Registrant and retires at or after the age of 55, but before the age of 65, the participant will be entitled to receive an Early Retirement Benefit (as defined in the SERP) commencing at the age of early retirement; and

      (6) If the Registrant terminates the employment of the Eligible SERP Participant prior to the age of 55 without cause for reasons other than death or Disability (as defined in the SERP), the participant will be entitled to receive a retirement benefit commencing at the age of 65.

      If the Eligible SERP Participant is entitled to receive retirement benefits from the Registrant, the amount of retirement benefits will be calculated in accordance with such participant's executive participation agreement. The Eligible SERP Participant's retirement benefits will be offset by retirement benefits payable under any defined benefit plans (as defined under the Employee Retirement Income Security Act of 1974, as amended) sponsored by the Registrant.

      Benefits under the SERP are to be paid monthly for the Eligible SERP Participant's lifetime, but for not less than 60 months. If an Eligible SERP Participant dies before the end of such 60-month period, monthly payments will continue for the remainder of such 60-month period to the participant's surviving spouse or estate, as applicable. In the event of a Change of Control (as defined in the SERP) while the SERP is in effect, there will be no acceleration of any benefits under the SERP or any other additional benefits.

      A copy of the SERP is filed as Exhibit 10.55 to this Current Report and is incorporated herein by reference. The foregoing summary of the terms of the SERP is qualified in its entirety by reference to such exhibit.

EXECUTIVE PARTICIPATION AGREEMENTS

      Form of Executive Participation Agreement

      On March 1, 2005, in connection with participation in the SERP, the Registrant entered into executive participation agreements with certain Eligible SERP Participants. Pursuant to the executive participation agreements, upon an Eligible SERP Participant's retirement at the age of 65, the Registrant will pay to the Eligible SERP Participant a monthly Normal Retirement Benefit of: (i) 25% of the average of the three highest annual base salaries during the five year period preceding the retirement of the Eligible SERP Participant (the "SERP BASE AMOUNT") after five years of service with the Registrant; (ii) 50% of the SERP Base Amount after ten years of service with the Registrant; or (iii) 75% of the SERP Base Amount after 15 years of service with the Registrant. The maximum payout to an Eligible SERP Participant under the executive participation agreement is 75% of the SERP Base Amount. If an Eligible SERP Participant elects to delay receipt of retirement benefit payments until after the age of 65, the Registrant will pay the Eligible SERP Participant a monthly retirement benefit for his or her lifetime calculated on a present value basis as actuarially discounted at 6.25% or the then current One Year Treasury Rate, whichever is higher.

      At any time after an Eligible SERP Participant reaches age 55 and has been eligible to participate for a minimum of five full years, the Eligible SERP Participant may retire or resign and choose to either (i) delay payments until age 65, at which time the Eligible SERP Participant would receive the full current benefit amount at the time of resignation as calculated payable for the remainder of his or her life from age 65 or (ii) begin receiving Early Retirement Benefits immediately at the time of retirement, which amounts would be actuarially discounted on a present value basis as actuarially discounted at 6.25% or the then current One Year Treasury Rate, whichever is higher.

      Upon Termination for Cause (as defined in the SERP), no benefit is payable to the Eligible SERP Participant. Upon termination for other than cause, death or Disability (as defined in the SERP), the Registrant will pay to the Eligible SERP

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Participant, commencing at age 65, the Normal Retirement Benefit described above but with the following adjustments: (i) 5% of the SERP Base Amount payable at age 65 after one year of service; (ii) 10% of the SERP Base Amount payable at age 65 after two years of service; (iii)15% of the SERP Base Amount payable at age 65 after three years of service; or (iv) 20% of the SERP Base Amount payable at age 65 after four years of service.

       A copy of the form of executive participation agreement is filed as
Exhibit 10.58 tothis Current Report and is incorporated herein by reference. The foregoing summary of the terms of the form of executive participation agreement is qualified in its entirety by reference to such exhibit.

      Executive Participation Agreement with James R. Gillis

      On March 1, 2005, the Registrant entered into an executive participation agreement with James R. Gillis in connection with his participation in the SERP. The terms of Mr. Gillis' executive participation agreement are substantially similar to the terms of the form of executive participation agreement described above, except that the schedule of Normal Retirement Benefit payments is altered in light of Mr. Gillis' age relative to other younger Eligible SERP Participants. Pursuant to Mr. Gillis' executive participation agreement, Mr. Gillis is entitled to receive his full benefit paid, without discount, immediately upon his retirement based on the following schedule of payments: (i) 25% of the SERP Base Amount payable immediately after five years of service with the Registrant; (ii) 30% of the SERP Base Amount payable immediately after six years of service with the Registrant; (iii) 35% of the SERP Base Amount payable immediately after seven years of service with the Registrant; (iv) 40% of the SERP Base Amount payable immediately after eight years of service with the Registrant; (v) 45% of the SERP Base Amount payable immediately after nine years of service with the Registrant; (vi) 50% of the SERP Base Amount payable immediately after ten years of service with the Registrant; (vii) 55% of the SERP Base Amount payable immediately after 11 years of service with the Registrant; (viii) 60% of the SERP Base Amount payable immediately after 12 years of service with the Registrant; (ix) 65% of the SERP Base Amount payable immediately after 13 years of service with the Registrant; (x) 70% of the SERP Base Amount payable immediately after 14 years of service with the Registrant; or (xi) 75% of the SERP Base Amount payable immediately after 15 years of service with the Registrant. The maximum payout to Mr. Gillis under his executive participation agreement is 75% of the SERP Base Amount.

      A copy of Mr. Gillis' executive participation agreement is filed as
Exhibit 10.57 to this Current Report and is incorporated herein by reference. The foregoing summary of the terms of Mr. Gillis' executive participation agreement is qualified in its entirety by reference to such exhibit.

CHALLENGE GRANT PROGRAM

      On February 28, 2005, the Compensation Committee approved the Source Interlink Companies, Inc. Challenge Grant Program, effective as of March 1, 2005 (the "CHALLENGE GRANT"). The Challenge Grant provides that S. Leslie Flegel, the Registrant's chairman and chief executive officer, and any member of the Registrant's management and other highly compensated employees (within the meaning of the Employment Retirement Income Security Act of 1974, as amended) that Mr. Flegel and the Compensation Committee (when required under the Challenge Grant) designate as eligible to participate in the Challenge Grant ("ELIGIBLE CHALLENGE GRANT PARTICIPANTS") are entitled to share an aggregate payout (the "AGGREGATE PAYOUT") tied to the attainment by the Registrant of certain specified consolidated net operating income targets over the period commencing March 1, 2005 and ending January 31, 2008 (the "CHALLENGE PERIOD").

      Payment of the Aggregate Payout amounts will be made at the conclusion of the Challenge Period and will be allocated among Eligible Challenge Grant Participants in such amounts as determined by Mr. Flegel and the Compensation Committee (when required under the Challenge Grant); provided, that no more that 35% of the Aggregate Payout will be allocated to Mr. Flegel. The Compensation Committee reserves the right, but has no obligation, to adjust upward or downward the consolidated net operating income targets under the Challenge Grant if, during the Challenge Period, the Registrant completes the acquisition or disposition of a significant amount of assets otherwise than in the ordinary course of business. Any such adjustment during the Challenge Period will be reasonably related to any increase or decrease in the net operating income to the Registrant expected to result from the completion of such acquisition or disposition.

      A copy of the Challenge Grant is filed as Exhibit 10.56 to this Current Report and is incorporated herein by reference. The foregoing summary of the terms of the Challenge Grant is qualified in its entirety by reference to such exhibit.

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EMPLOYMENT AGREEMENT WITH S. LESLIE FLEGEL

      On March 1, 2005, the Registrant entered into an executive employment agreement (the "LESLIE FLEGEL EMPLOYMENT AGREEMENT") with S. Leslie Flegel, its chairman and chief executive officer. Under the Leslie Flegel Employment Agreement, the Registrant will continue to employ Mr. Flegel in his current capacity as its chairman and chief executive officer for a term commencing March 1, 2005 and ending January 31, 2010. Mr. Flegel will have the usual and customary duties, responsibilities and authority of chairman and chief executive officer and will perform such other and additional duties and responsibilities as are consistent with that position and as the Registrant's board of directors may reasonably require.

      The Registrant will pay Mr. Flegel (i) $750,000 in cash upon the execution and delivery of the Leslie Flegel Employment Agreement and (ii) a base salary of $915,000 per year during the period of Mr. Flegel's employment with the Registrant.

      In addition, Mr. Flegel is entitled to receive a short term incentive payment following each fiscal year ended during his employment with the Registrant if and to the extent earned, but subject to the maximum amount specified, under the Short Term Incentive Program attached as Exhibit B to the Leslie Flegel Employment Agreement. The Short Term Incentive Program entitles Mr. Flegel to earn a short term incentive payment amount in any given fiscal year, up to $1,800,000, which amount is tied to the attainment by the Registrant of certain net operating income performance goals expressed as a percentage of the Registrant's board-approved annual budget.

      Mr. Flegel is also eligible to participate in the Registrant's Challenge Grant Program and to receive a disbursement of up to 35% of the aggregate payout contemplated thereby.

      The Registrant will also permit Mr. Flegel to participate in any equity-based incentive, healthcare, retirement, life insurance, disability income and other benefits plans offered by the Registrant with respect to its executive officers generally.

      Under the Leslie Flegel Employment Agreement, Mr. Flegel's employment with the Registrant is subject to early termination at any time (i) at the Registrant's election, by dismissal of Mr. Flegel from employment with or without Proper Cause (as defined in the Leslie Flegel Employment Agreement) pursuant to resolution of the Registrant's board of directors, (ii) at the Registrant's election, upon Mr. Flegel's disability as determined pursuant to the Leslie Flegel Employment Agreement, (iii) upon Mr. Flegel's death or (iv) at Mr. Flegel's election, with or without Good Reason (as defined in the Leslie Flegel Employment Agreement), by voluntary resignation upon 30 days' advance written notice.

      In the event of Mr. Flegel's early termination by the Registrant without Proper Cause or by Mr. Flegel for Good Reason, and if Mr. Flegel agrees to specified restrictions on competitive activities, the Registrant will be obligated to pay to Mr. Flegel (or his estate) within five business days, an amount equal to the sum of: (a) his base salary (without further adjustment) through January 31, 2010; (b) all fixed retainer fees that would have been paid under the Leslie Flegel Consulting Agreement (as defined below); (c)an amount equal to the product of $900,000 times the number of fiscal years remaining to be concluded under the Leslie Flegel Employment Agreement; and (d) an amount, in full settlement of Mr. Flegel's interest in the Challenge Grant Program, equal to (i) $3.5 million, if such early termination occurs during the Registrant's fiscal year 2006, (ii) $4.375 million, if such early termination occurs during the Registrant's fiscal year 2007, and (iii) $5.25 million, if such early termination occurs during the Registrant's fiscal year 2008. The Registrant would also be obligated to continue to provide healthcare benefits to Mr. Flegel until the earlier of January 31, 2010 or his death.

      In the event of Mr. Flegel's early termination by the Registrant with Proper Cause or by Mr. Flegel without Good Reason, the Registrant will be relieved of its obligations to pay or provide any compensation or benefits under the Leslie Flegel Employment Agreement, except for accrued and unpaid items.

      In the event of Mr. Flegel's early termination due to disability (as determined pursuant to the Leslie Flegel Employment Agreement), the Registrant agrees to pay to Mr. Flegel (i) a disability income benefit in an amount equal to 33 1/3% of Mr. Flegel's base salary, payable monthly, commencing on the date of early termination and ending on the earliest to occur of January 31, 2010, Mr. Flegel's death or the termination of 24 months following the date of early termination and (ii) a payment equal to the pro rata short term incentive payment due Mr. Flegel for the months he worked prior to his early

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termination. The Registrant would also be obligated to continue to provide healthcare benefits to Mr. Flegel until the earliest of his death, January 31, 2010 or the expiration of 24 months, and to pay a death benefit to Mr. Flegel's estate of $2 million regardless of the date of Mr. Flegel's death. The Registrant will be entitled to credit, against its obligation to pay such disability income benefit, any amounts received from time to time by Mr. Flegel pursuant to any disability income insurance policy maintained by the Registrant.

      In the event of Mr. Flegel's early termination due to his death, the Registrant will pay to Mr. Flegel's estate (i) a payment equal to the pro rata short term incentive payment due Mr. Flegel for the months he worked prior to his death and (ii) a death benefit of $2 million.

      During his term of employment and during the Restricted Period (as defined in the Leslie Flegel Employment Agreement), Mr. Flegel is prohibited from, directly or indirectly, managing, operating, controlling, accepting employment or a consulting position with or otherwise advising or assisting or being connected with, or owning or having any financial interest in, any Competitive Enterprise (as defined in the Leslie Flegel Employment Agreement). These noncompetition provisions terminate if the Registrant terminates Mr. Flegel without Proper Cause or if Mr. Flegel terminates his employment for Good Reason.

      The Leslie Flegel Employment Agreement further provides that, effective upon the expiration of the employment term, the Registrant and Mr. Flegel will enter into a consulting agreement substantially in the form attached as Exhibit A to the Leslie Flegel Employment Agreement (the "LESLIE FLEGEL CONSULTING AGREEMENT").

      Under the Leslie Flegel Consulting Agreement, the Registrant is obligated to engage Mr. Flegel as a consultant for a period of five years commencing February 1, 2010 and ending January 31, 2015, subject to certain early termination rights. The Registrant will pay Mr. Flegel: (i) a fixed retainer fee of $415,000 per year and (ii) compensation as a non-employee director in accordance with then corporate policy. The parties agree to execute and deliver the Leslie Flegel Consulting Agreement on or about October 31, 2009 and cause it to become effective February 1, 2010, subject to early termination rights.

      Under the Leslie Flegel Consulting Agreement, Mr. Flegel's engagement with the Registrant is subject to early termination at any time (i) at the Registrant's election, by dismissal of Mr. Flegel from engagement with or without Proper Cause (as defined in the Consulting Agreement) pursuant to resolution of the Registrant's board of directors, (ii) at the Registrant's election, upon Mr. Flegel's disability as determined pursuant to the Leslie Flegel Consulting Agreement, (iii) upon Mr. Flegel's death or (iv) at Mr. Flegel's election, with or without Good Reason (as defined in the Leslie Flegel Consulting Agreement), by voluntary resignation upon 30 days' advance written notice.

      In the event of Mr. Flegel's early termination by the Registrant without Proper Cause or by Mr. Flegel for Good Reason, the Registrant will remain obligated to pay to Mr. Flegel, in cash, an amount equal to the sum of (a) all fixed retainer fees for the remaining term under the Leslie Flegel Consulting Agreement and (b) all accrued and unpaid items.

      In the event of Mr. Flegel's early termination by the Registrant with Proper Cause or by Mr. Flegel without Good Reason, the Registrant will be relieved of its obligations to pay or provide any compensation or benefits under the Consulting Agreement, except for accrued and unpaid items.

      In the event of Mr. Flegel's early termination due to disability (as determined pursuant to the Leslie Flegel Employment Agreement) on or before January 31, 2015, the Registrant will be relieved of its obligations to pay or provide any compensation or benefits under the Leslie Flegel Consulting Agreement, except that the Registrant will pay Mr. Flegel or his Beneficiary (as defined in the Leslie Flegel Consulting Agreement) (a) a death benefit of $2 million not later than 90 days after Mr. Flegel's death without regard to the date of Mr. Flegel's death and (b) all accrued and unpaid items.

      In the event of Mr. Flegel's early termination due to his death, the Registrant will be relieved of its obligations to pay or provide any compensation or benefits under the Leslie Flegel Consulting Agreement (except for accrued and unpaid items) but, in the case such death occurs on or before January 31, 2015, the Registrant will be obligated to pay to Mr. Flegel's Beneficiary a death benefit of $2 million not later than 90 days after Mr. Flegel's death.

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      During his term of engagement and during the Restricted Period (as defined in the Leslie Flegel Consulting Agreement), Mr. Flegel is prohibited from, directly or indirectly, managing, operating, controlling, accepting employment or a consulting position with or otherwise advising or assisting or being connected with, or owning or having any financial interest in, any Competitive Enterprise (as defined in the Leslie Flegel Consulting Agreement). These noncompetition provisions terminate if the Registrant terminates Mr. Flegel without Proper Cause or if Mr. Flegel terminates his engagement for Good Reason.

      A copy of the Leslie Flegel Employment Agreement is filed as Exhibit 10.21 to this Current Report and is incorporated herein by reference. The foregoing summary of the terms of the Leslie Flegel Employment Agreement is qualified in its entirety by reference to such exhibit.

EMPLOYMENT AGREEMENT WITH JAMES R. GILLIS

      On February 28, 2005, the Registrant entered into an executive employment agreement (the "GILLIS EMPLOYMENT AGREEMENT") with James R. Gillis, its president and chief operating officer. Under the Gillis Employment Agreement, the Registrant will continue to employ Mr. Gillis in his current capacity as its president and chief operating officer for a five-year term commencing February 28, 2005. Mr. Gillis will have the usual and customary duties, responsibilities and authority of president and chief operating officer and will perform such other and additional duties and responsibilities as are consistent with that position and as the Registrant's board of directors may reasonably require.

      The Registrant will pay Mr. Gillis (a) $300,000 in cash upon the execution and delivery of the Gillis Employment Agreement and (b) a base salary of (i) $475,000 during fiscal year 2006, (ii) $525,000 during fiscal year 2007, (iii) $600,000 during fiscal year 2008, (iv) $624,000 during fiscal year 2008 and (v) $649,000 from the beginning of fiscal year 2009 through the expiration of the Gillis Employment Agreement.

      In addition, Mr. Gillis is entitled to receive a guaranteed bonus each year during his employment with the Registrant in an amount equal to 50% of his base salary in effect in a given year (payable in equal quarterly installments), or such other amount as the Compensation Committee may approve in its sole discretion; except that in the first year no quarterly bonus payment will be less than $62,500. The Registrant will also permit Mr. Gillis to participate in any equity-based incentive, healthcare, retirement, life insurance, disability income and other benefits plans offered by the Registrant with respect to its executive officers generally.

      Under the Gillis Employment Agreement, Mr. Gillis' employment with the Registrant is subject to early termination at any time (i) at the Registrant's election, by dismissal of Mr. Gillis from employment with or without Proper Cause (as defined in the Gillis Employment Agreement) pursuant to resolution of the Registrant's board of directors, (ii) at the Registrant's election, upon Mr. Gillis' disability as determined pursuant to the Gillis Employment Agreement,
(iii) upon Mr. Gillis' death or (iv) at Mr. Gillis' election, with or without Good Reason (as defined in the Gillis Employment Agreement), by voluntary resignation upon 30 days' advance written notice.

      In the event of Mr. Gillis' early termination by the Registrant without Proper Cause or by Mr. Gillis for Good Reason, the Registrant will remain obligated to pay to Mr. Gillis (or his estate) (a) his base salary (without further adjustment and payable in accordance with the Registrant's payroll policies) for the remaining term of the Gillis Employment Agreement and (b) the guaranteed bonus for each remaining year of the Gillis Employment Agreement. The Registrant would also be obligated to continue to provide healthcare benefits to Mr. Gillis under and subject to the same terms and provisions as are applicable to the Registrant's executive officers generally.

      In the event of Mr. Gillis' early termination by the Registrant with Proper Cause or by Mr. Gillis without Good Reason, the Registrant will be relieved of its obligations to pay or provide any compensation or benefits under the Gillis Employment Agreement, except for accrued and unpaid items.

      In the event of Mr. Gillis' early termination due to disability (as determined pursuant to the Gillis Employment Agreement), the Registrant agrees to pay to Mr. Gillis (i) a disability income benefit in an amount equal to 50% of Mr. Gillis' base salary, payable monthly, commencing on the date of early termination and ending on the termination of 24 months following the date of early termination and (ii) a supplemental disability income benefit equal to $12,000 per month for the

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period commencing on the date of early termination and ending on January 4, 2018 or Mr. Gillis' earlier death. The Registrant would also be obligated to continue to provide healthcare benefits to Mr. Gillis under and subject to the same terms and provisions as are applicable to the Registrant's executive officers generally. The Registrant will be entitled to credit, against its obligation to pay the foregoing disability income benefits, any amounts received from time to time by Mr. Gillis pursuant to any disability income insurance policy maintained by the Registrant or under the SERP.

      In the event of Mr. Gillis' early termination due to his death, the Registrant will be relieved of its obligations to pay or provide any and all compensation and benefits under the Gillis Employment Agreement, except accrued and unpaid items.

      During his term of employment and during the Restricted Period (as defined in the Gillis Employment Agreement), Mr. Gillis is prohibited from, directly or indirectly, managing, operating, controlling, accepting employment or a consulting position with or otherwise advising or assisting or being connected with, or owning or having any financial interest in, any Competitive Enterprise (as defined in the Gillis Employment Agreement).

      A copy of the Gillis Employment Agreement is filed as Exhibit 10.6 to this Current Report and is incorporated herein by reference. The foregoing summary of the terms of the Gillis Employment Agreement is qualified in its entirety by reference to such exhibit.

EMPLOYMENT AGREEMENT WITH JASON S. FLEGEL

      On February 28, 2005, the Registrant entered into an executive employment agreement (the "JASON FLEGEL EMPLOYMENT AGREEMENT") with Jason S. Flegel, its executive vice president. Under the Jason Flegel Employment Agreement, the Registrant will continue to employ Mr. Flegel in his current capacity as its executive vice president for a five-year term commencing February 28, 2005. Mr. Flegel will have the usual and customary duties, responsibilities and authority of an executive vice president and will perform such other and additional duties and responsibilities as are consistent with that position and as the Registrant's board of directors may reasonably require.

      The Registrant will pay Mr. Flegel (a) $125,000 in cash upon the execution and delivery of the Jason Flegel Employment Agreement and (b) a base salary of
(i) $400,000 during fiscal year 2006, (ii) $450,000 during fiscal year 2007,
(iii) $475,000 during fiscal year 2008, (iv) $500,000 during fiscal year 2008 and (v) $520,000 from the beginning of fiscal year 2009 through the expiration of the Jason Flegel Employment Agreement.

      In addition, Mr. Flegel is entitled to receive an annual bonus in an amount, not to exceed 75% of Mr. Flegel's base salary in effect in a given year, to be determined by the Compensation Committee in its sole discretion. The Registrant will also permit Mr. Flegel to participate in any equity-based incentive, healthcare, retirement, life insurance, disability income and other benefits plans offered by the Registrant with respect to its executive officers generally.

      Under the Jason Flegel Employment Agreement, Mr. Flegel's employment with the Registrant is subject to early termination at any time (i) at the Registrant's election, by dismissal of Mr. Flegel from employment with or without Proper Cause (as defined in the Jason Flegel Employment Agreement) pursuant to resolution of the Registrant's board of directors, (ii) at the Registrant's election, upon Mr. Flegel's disability as determined pursuant to the Jason Flegel Employment Agreement, (iii) upon Mr. Flegel's death or (iv) at Mr. Flegel's election, with or without Good Reason (as defined in the Jason Flegel Employment Agreement), by voluntary resignation upon 30 days' advance written notice.

      In the event of Mr. Flegel's early termination by the Registrant without Proper Cause or by Mr. Flegel for Good Reason, the Registrant will remain obligated to pay to Mr. Flegel (or his estate) his base salary (without further adjustment and payable in accordance with the Registrant's payroll policies) for the remaining term of the Jason Flegel Employment Agreement. The Registrant would also be obligated to continue to provide healthcare benefits to Mr. Flegel under and subject to the same terms and provisions as are applicable to the Registrant's executive officers generally.

      In the event of Mr. Flegel's early termination by the Registrant with Proper Cause or by Mr. Flegel without Good Reason, the Registrant will be relieved of its obligations to pay or provide any compensation or benefits under the Jason Flegel Employment Agreement, except for accrued and unpaid items.

      In the event of Mr. Flegel's early termination due to disability (as determined pursuant to the Jason Flegel Employment Agreement), the Registrant agrees to pay to Mr. Flegel (i) a disability income benefit in an amount equal to 50% of Mr. Flegel's base salary, payable monthly, commencing on the date of early termination and ending on the termination of 24 months following the date of early termination and (ii) a supplemental disability income benefit equal to $12,000 per month for the period commencing on the date of early termination and ending on September 30, 2030 or Mr. Flegel's earlier death. The Registrant would also be obligated to continue to provide healthcare benefits to Mr. Flegel under and subject to the same terms and provisions as are applicable to the Registrant's executive officers generally. The Registrant will be entitled to credit, against its obligation to pay the foregoing disability income benefits, any amounts received from time to time by Mr. Flegel pursuant to any disability income insurance policy maintained by the Registrant or under the SERP.

      In the event of Mr. Flegel's early termination due to his death, the Registrant will be relieved of its obligations to pay or provide any and all compensation and benefits under the Jason Flegel Employment Agreement, except accrued and unpaid items.

      During his term of employment and during the Restricted Period (as defined in the Jason Flegel Employment Agreement), Mr. Flegel is prohibited from, directly or indirectly, managing, operating, controlling, accepting employment or a consulting position with or otherwise advising or assisting or being connected with, or owning or having any financial interest in, any Competitive Enterprise (as defined in the Jason Flegel Employment Agreement).

      A copy of the Jason Flegel Employment Agreement is filed as Exhibit 10.22 to this Current Report and is incorporated herein by reference. The foregoing summary of the terms of the Jason Flegel Employment Agreement is qualified in its entirety by reference to such exhibit.

EMPLOYMENT AGREEMENT WITH ALAN TUCHMAN

      On February 28, 2005, the Registrant entered into an executive employment agreement (the "TUCHMAN EMPLOYMENT AGREEMENT") with Alan Tuchman, its executive vice president. Under the Tuchman Employment Agreement, the Registrant will employ Mr. Tuchman as its executive vice president for a five-year term commencing February 28, 2005. Mr. Tuchman will have the usual and customary duties, responsibilities and authority of an executive vice president and will perform such other and additional duties and responsibilities as are consistent with that position and as the Registrant's board of directors may reasonably require.

      The Registrant will pay Mr. Tuchman a base salary of (i) $475,000 during fiscal year 2006, (ii) $500,000 during fiscal year 2007, (iii) $520,000 during fiscal year 2008, (iv) $540,800 during fiscal year 2008 and (v) $562,432 from the beginning of fiscal year 2009 through the expiration of the Tuchman Employment Agreement.

      In addition, Mr. Tuchman is entitled to receive an annual bonus in an amount, not to exceed 75% of Mr. Tuchman's base salary in effect in a given year, to be determined by the Compensation Committee in its sole discretion. The Registrant will also permit Mr. Tuchman to participate in any equity-based incentive, healthcare, retirement, life insurance, disability income and other benefits plans offered by the Registrant with respect to its executive officers generally.

      Under the Tuchman Employment Agreement, Mr. Tuchman's employment with the Registrant is subject to early termination at any time (i) at the Registrant's election, by dismissal of Mr. Tuchman from employment with or without Proper Cause (as defined in the Tuchman Employment Agreement) pursuant to resolution of the Registrant's board of directors, (ii) at the Registrant's election, upon Mr. Tuchman's disability as determined pursuant to the Tuchman Employment Agreement,
(iii) upon Mr. Tuchman's death or (iv) at Mr. Tuchman's election, with or without Good Reason (as defined in the Tuchman Employment Agreement), by voluntary resignation upon 30 days' advance written notice.

      In the event of Mr. Tuchman's early termination by the Registrant without Proper Cause or by Mr. Tuchman for Good Reason, the Registrant will remain obligated to pay to Mr. Tuchman (or his estate) his base salary (without further adjustment and payable in accordance with the Registrant's payroll policies) for the remaining term of the Tuchman

Employment Agreement. The Registrant would also be obligated to continue to provide healthcare benefits to Mr. Tuchman under and subject to the same terms and provisions as are applicable to the Registrant's executive officers generally.

      In the event of Mr. Tuchman's early termination by the Registrant with Proper Cause or by Mr. Tuchman without Good Reason, the Registrant will be relieved of its obligations to pay or provide any compensation or benefits under the Tuchman Employment Agreement, except for accrued and unpaid items.

      In the event of Mr. Tuchman's early termination due to disability (as determined pursuant to the Tuchman Employment Agreement), the Registrant agrees to pay to Mr. Tuchman (i) a disability income benefit in an amount equal to 50% of Mr. Tuchman's base salary, payable monthly, commencing on the date of early termination and ending on the termination of 24 months following the date of early termination and (ii) a supplemental disability income benefit equal to $12,000 per month for the period commencing on the date of early termination and ending on March 24, 2024 or Mr. Tuchman's earlier death. The Registrant would also be obligated to continue to provide healthcare benefits to Mr. Tuchman under and subject to the same terms and provisions as are applicable to the Registrant's executive officers generally. The Registrant will be entitled to credit, against its obligation to pay the foregoing disability income benefits, any amounts received from time to time by Mr. Tuchman pursuant to any disability income insurance policy maintained by the Registrant or under the SERP (if Mr. Tuchman is a participant therein).

      In the event of Mr. Tuchman's early termination due to his death, the Registrant will be relieved of its obligations to pay or provide any and all compensation and benefits under the Tuchman Employment Agreement, except accrued and unpaid items.

      During his term of employment and during the Restricted Period (as defined in the Tuchman Employment Agreement), Mr. Tuchman is prohibited from, directly or indirectly, managing, operating, controlling, accepting employment or a consulting position with or otherwise advising or assisting or being connected with, or owning or having any financial interest in, any Competitive Enterprise (as defined in the Tuchman Employment Agreement).

      A copy of the Tuchman Employment Agreement is filed as Exhibit 10.49 to this Current Report and is incorporated herein by reference. The foregoing summary of the terms of the Tuchman Employment Agreement is qualified in its entirety by reference to such exhibit.

EMPLOYMENT AGREEMENT WITH MARC FIERMAN

      On February 28, 2005, the Registrant entered into an executive employment agreement (the "FIERMAN EMPLOYMENT AGREEMENT") with Marc Fierman, its executive vice president and chief financial officer. Under the Fierman Employment Agreement, the Registrant will continue to employ Mr. Fierman in his current capacity as its executive vice president and chief financial officer for a five-year term commencing February 28, 2005. Mr. Fierman will have the usual and customary duties, responsibilities and authority of executive vice president and chief financial officer and will perform such other and additional duties and responsibilities as are consistent with that position and as the Registrant's board of directors may reasonably require.

      The Registrant will pay Mr. Fierman (a) $135,000 in cash upon the execution and delivery of the Fierman Employment Agreement and (b) a base salary of (i) $325,000 during fiscal year 2006, (ii) $350,000 during fiscal year 2007,
(iii) $375,000 during fiscal year 2008, (iv) $400,000 during fiscal year 2008 and (v) $425,000 from the beginning of fiscal year 2009 through the expiration of the Fierman Employment Agreement.

      In addition, Mr. Fierman is entitled to receive an annual bonus in an amount, not to exceed 50% of Mr. Fierman's base salary in effect in a given year, to be determined by the Compensation Committee in its sole discretion. The Registrant will also permit Mr. Fierman to participate in any equity-based incentive, healthcare, retirement, life insurance, disability income and other benefits plans offered by the Registrant with respect to its executive officers generally.

      Under the Fierman Employment Agreement, Mr. Fierman's employment with the Registrant is subject to early termination at any time (i) at the Registrant's election, by dismissal of Mr. Fierman from employment with or without Proper Cause (as defined in the Fierman Employment Agreement) pursuant to resolution of the Registrant's board of directors, (ii) at the Registrant's election, upon Mr. Fierman's disability as determined pursuant to the Fierman Employment Agreement, (iii) upon Mr. Fierman's death or (iv) at Mr. Fierman's election, with or without Good Reason (as defined in the Fierman Employment Agreement), by voluntary resignation upon 30 days' advance written notice.

      In the event of Mr. Fierman's early termination by the Registrant without Proper Cause or by Mr. Fierman for Good Reason, the Registrant will remain obligated to pay to Mr. Fierman (or his estate) his base salary (without further adjustment and payable in accordance with the Registrant's payroll policies) for the remaining term of the Fierman Employment Agreement. The Registrant would also be obligated to continue to provide healthcare benefits to Mr. Fierman under and subject to the same terms and provisions as are applicable to the Registrant's executive officers generally.

      In the event of Mr. Fierman's early termination by the Registrant with Proper Cause or by Mr. Fierman without Good Reason, the Registrant will be relieved of its obligations to pay or provide any compensation or benefits under the Fierman Employment Agreement, except for accrued and unpaid items.

      In the event of Mr. Fierman's early termination due to disability (as determined pursuant to the Fierman Employment Agreement), the Registrant agrees to pay to Mr. Fierman (i) a disability income benefit in an amount equal to 50% of Mr. Fierman's base salary, payable monthly, commencing on the date of early termination and ending on the termination of 24 months following the date of early termination and (ii) a supplemental disability income benefit equal to $12,000 per month for the period commencing on the date of early termination and ending on November 22, 2025 or Mr. Flegel's earlier death. The Registrant would also be obligated to continue to provide healthcare benefits to Mr. Fierman under and subject to the same terms and provisions as are applicable to the Registrant's executive officers generally. The Registrant will be entitled to credit, against its obligation to pay the foregoing disability income benefits, any amounts received from time to time by Mr. Fierman pursuant to any disability income insurance policy maintained by the Registrant or under the SERP.

      In the event of Mr. Fierman's early termination due to his death, the Registrant will be relieved of its obligations to pay or provide any and all compensation and benefits under the Fierman Employment Agreement, except accrued and unpaid items.

      During his term of employment and during the Restricted Period (as defined in the Fierman Employment Agreement), Mr. Fierman is prohibited from, directly or indirectly, managing, operating, controlling, accepting employment or a consulting position with or otherwise advising or assisting or being connected with, or owning or having any financial interest in, any Competitive Enterprise (as defined in the Fierman Employment Agreement).

      A copy of the Fierman Employment Agreement is filed as Exhibit 10.41 to this Current Report and is incorporated herein by reference. The foregoing summary of the terms of the Fierman Employment Agreement is qualified in its entirety by reference to such exhibit.

SPLIT-DOLLAR INSURANCE AGREEMENTS WITH EXECUTIVE OFFICERS

      On March 1, 2005, the Registrant entered into split-dollar insurance agreements with certain members of management and other key executive personnel of the Registrant. Each employee entering into a split-dollar insurance agreement will be issued a life insurance policy and will have the right to designate the beneficiary of a portion of the policy's death benefit in an amount equal to three times the employee's annual base salary. The entire premium on the policy will be paid by the Registrant and the employee will not have the option to purchase the policy. Each split-dollar insurance agreement may be terminated by the Registrant, with or without the consent of the employee, upon written notice to the employee. An employee's split-dollar insurance agreement will terminate automatically upon termination of such employee's employment with the Registrant for any reason other than such employee's death. The form of split-dollar insurance agreement is filed as
Exhibit 10.59 to this Current Report and is incorporated herein by reference. The foregoing summary of the terms of the form of split-dollar insurance agreement is qualified in its entirety by reference to such exhibit.

STOCKHOLDER'S AGREEMENT WITH AEC ASSOCIATES LLC

      In connection with the Agreement and Plan of Merger (the "MERGER AGREEMENT") dated November 18, 2004, among the Registrant, Alliance Entertainment Corp. ("ALLIANCE") and Alligator Acquisition, LLC ("MERGER SUB"), the Registrant and Alliance's majority stockholder, AEC Associates LLC ("AEC ASSOCIATES"), entered into a stockholder's agreement (the "STOCKHOLDER'S AGREEMENT") on February 28, 2005, upon the consummation of the merger of Alliance with and into Merger Sub (the "MERGER"). As a result of the Merger, which was consummated on February 28, 2005, AEC Associates owns approximately 34.9% of the outstanding shares of the Registrant's common stock.

      Pursuant to the Stockholder's Agreement and subject to certain conditions specified therein, the Registrant and AEC Associates agreed that, upon consummation of the Merger, the Registrant's board of directors will be comprised of 11 members, including six members designated by the Registrant and five members designated by Alliance. Six of the directors will be "independent" under the rules of the Securities and Exchange Commission ("SEC") and the Nasdaq Stock Market, Inc. ("NASDAQ") with respect to the Registrant. Until such time as AEC Associates (together with its members and affiliates acting as a group) no longer owns an aggregate of at least 10% of the Registrant's outstanding common stock, AEC Associates has the right to designate an individual (or individuals) of its choice for election by the Registrant's board for any seat that is last occupied or vacated by a director designated by Alliance or AEC Associates, except if such designation would result in the director designated by AEC Associates having a disproportionate board representation to AEC Associates' (together with its members and affiliates) ownership of the Registrant's common stock. The Registrant and AEC Associates agree that AEC Associates will designate three individuals for election at the Registrant's 2005 annual meeting. The Registrant will not place any other nominees on the ballot for the 2005 annual meeting for election as a director unless required by law. Furthermore, as soon as reasonably practicable after the consummation of the Merger, the Registrant will cause each standing committee of its board to include at least one director designated by Alliance and be comprised of a majority of directors designated by the Registrant. Each Alliance-designated director that is "independent" or fulfills an SEC or Nasdaq requirement that is unable to fulfill his or her term will be replaced by a director of similar credentials to satisfy the requirement.

      Pursuant to the Stockholder's Agreement, the Registrant agreed to amend its bylaws upon consummation of the Merger to provide, among other things, that the board will consist of between three and 11 members, a change of control of the Registrant will be approved by supermajority of at least 75% of the members of the Registrant's board, and for as long as AEC Associates (together with its members and affiliates acting as a group) owns an aggregate of at least 10% of the Registrant's outstanding common stock, if an Alliance or Source Interlink director is unable to fulfill his or her term in office, the remaining Alliance or Source Interlink directors, as the case may be, will have the exclusive right to designate an individual to fill the vacancy.

      Through the Registrant's 2007 annual meeting of shareholders, AEC Associates agrees to vote for all board nominees, be present at all meetings, in person or by proxy and not, without supermajority board approval, take any action, directly or indirectly, intended to remove or that will result in removing any director from the board.

      Shares of the Registrant's common stock held by AEC Associates will initially be locked up following the consummation of the Merger, after which time such shares will be released from the lock-up as follows: (i) one-third of its shares will be released three months following the consummation of the Merger, (ii) an additional one-third of its shares will be released six months following the consummation of the Merger and (iii) the remaining one-third of its shares will be released nine months following the consummation of the Merger. After the initial lock-up period expires, AEC Associates is entitled to three demand registrations (only as to shares that are then free from the lock-up), which must be in firmly committed, underwritten public offerings. AEC Associates is entitled to unlimited piggyback registration rights, which are subject to underwriter cutbacks. AEC Associates also agreed to certain disposition restrictions, market standoff limitations and noncompetition covenants under the Stockholder's Agreement.

      A copy of the Stockholder's Agreement is filed as Exhibit 4.4 to this Current Report and is incorporated herein by reference. The foregoing summary of the terms of the Stockholder's Agreement is qualified in its entirety by reference to such exhibit.

CONSULTING AGREEMENT WITH THE YUCAIPA COMPANIES, LLC

On February 28, 2005, in connection with the Merger Agreement, the Registrant and The Yucaipa Companies, LLC, an entity affiliated with AEC Associates ("YUCAIPA"), entered into a consulting agreement (the "YUCAIPA CONSULTING AGREEMENT"). Pursuant to the Yucaipa Consulting Agreement and subject to certain conditions specified therein, Yucaipa agreed to provide the Registrant, upon request, with consulting and financial services for an annual fee of $1 million, plus out-of-pocket expenses. The term of the Yucaipa Consulting Agreement is for a period of five years. Either party may terminate the Yucaipa Consulting Agreement at any time; however, if the Registrant terminates the Consulting Agreement then it will pay Yucaipa a cash termination payment equal to the remaining unpaid portion of the fees owed for the term in which the termination occurs plus $1 million. Yucaipa agrees, during the term of the Yucaipa Consulting Agreement and for one year thereafter, not to solicit any employees or consultants of the Registrant or Alliance.

      A copy of the Yucaipa Consulting Agreement is filed as Exhibit 10.60 to this Current Report and is incorporated herein by reference. The foregoing summary of the terms of the Yucaipa Consulting Agreement is qualified in its entirety by reference to such exhibit.

AMENDED AND RESTATED LOAN AGREEMENT WITH WELLS FARGO FOOTHILL

On February 28, 2005, the Registrant entered into an amended and restated secured financing arrangement with Wells Fargo Foothill, Inc. ("WFF"), as arranger and administrative agent (the "WORKING CAPITAL LOAN AGENT") for each of the lenders that may become a participant in such arrangement, and their successors and assigns (the "WORKING CAPITAL LENDERS") pursuant to which the Working Capital Lenders will make revolving loans ("WORKING CAPITAL LOANS") to the Registrant and its subsidiaries of up to $200 million ("ADVANCES") and provide for the issuance of letters of credit. The terms and conditions of the arrangement are governed primarily by the Amended and Restated Loan Agreement dated February 28, 2005 by and among the Registrant, its subsidiaries, and WFF (the "AMENDED AND RESTATED LOAN AGREEMENT"). The proceeds of the Working Capital Loans will be used to (i) finance transaction expenses incurred in connection with the Merger and the Reincorporation (including, without limitation, payment for fractional shares and payments to dissenting shareholders), (ii) repay certain existing indebtedness of Alliance and its subsidiaries, (iii) repay certain existing indebtedness of the Registrant to WFF under the Registrant's previous credit facility (including, without limitation, a $10 million term loan) and (iv) for working capital and general corporate purposes, including the financing of acquisitions. Outstanding Advances bear interest at a variable annual rate equal to the prime rate announced by Wells Fargo Bank, National Association's San Francisco office, plus a margin of between 0% and 1.00% based upon a ratio of the Registrant's EBITDA to interest expense ("INTEREST COVERAGE RATIO"). The Registrant also has the option of selecting up to five traunches of at least $1 million each to bear interest at LIBOR plus a margin of between 2.00% and 3.00% based upon the Registrant's Interest Coverage Ratio. To secure repayment of the Working Capital Loans and other obligations of the Registrant to the Working Capital Lenders, the Registrant and its subsidiaries granted a security interest in all of their personal property assets to the Working Capital Loan Agent, for the benefit of the Working Capital Lenders. The Working Capital Loans mature on October 31, 2010.

      The commitment of the Working Capital Lenders to make Advances is subject to the existence of sufficient eligible assets to support such Advances under a specified borrowing base formula and compliance with, among other things, certain financial covenants. Under the Amended and Restated Loan Agreement, the Registrant is required to maintain a specified minimum level of EBITDA and compliance with specified fixed charge coverage and debt to EBITDA ratios. In addition, the Registrant is prohibited, without consent from the Working Capital Lenders, from: (i) incurring or suffering to exist additional indebtedness or liens on the Registrant's personal property assets; (ii) engaging in any merger, consolidation, acquisition or disposition of assets or other fundamental corporate change; (iii) permitting a change of control of the Registrant; (iv) paying any dividends or making any other distribution on capital stock or other payments in connection with the purchase, redemption, retirement or acquisition of capital stock; (v) changing the Registrant's fiscal year or methods of accounting; and (vi) making capital expenditures in excess of $19.3 million during any fiscal year.

      The Registrant's borrowing base is calculated in part on the amount of eligible VHS, CD, DVD, video game and related inventory. Such inventory is encumbered by liens in favor of certain of the Registrant's vendors, which liens must be subordinated to the prior lien of the Working Capital Loan Agent. Failure to obtain such subordination within 30 days after closing will result in such inventory being ineligible under the borrowing base. Failure to obtain such subordination within 60 days after closing will result in an event of default under the Amended and Restated Loan Agreement. Additional events of default under the Amended and Restated Loan Agreement include, among others, (i) failure of the Registrant to pay its obligations to the Working Capital Lenders or to otherwise observe its covenants under the Amended and Restated Loan Agreement and other loan documents, (ii) the Registrant or any of its subsidiaries becomes insolvent or bankrupt or has any material portion of its assets seized or encumbered, and (iii) a material breach or default under any of the Registrant's material contracts, including contracts for indebtedness.

      A copy of the Amended and Restated Loan Agreement is filed as Exhibit
10.44 to this Current Report and is incorporated herein by reference. The foregoing summary of the terms of the Amended and Restated Loan Agreement is qualified in its entirety by reference to such exhibit.

ITEM 2.01 - COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

COMPLETION OF MERGER WITH ALLIANCE

      On February 28, 2005, the Registrant consummated the Merger with Alliance pursuant to the terms and conditions of the Merger Agreement. The Merger Agreement is described in the Registrant's Current Report on Form 8-K filed November 24, 2004 and such description is incorporated herein by reference.

      Amendments to the articles of incorporation of the Registrant and a proposal to approve the issuance of shares of the Registrant's common stock (and any shares issuable upon the exercise of outstanding options, warrants and other rights to acquire the Registrant's common stock) were adopted and approved at a special meeting of the shareholders of the Registrant on February 28, 2005.

      The Registrant's shareholders will not receive consideration directly from the Merger. Each share of the Registrant's common stock and each option, warrant and other right to acquire the Registrant's common stock will remain outstanding.

      Alliance common stockholders will receive for each share of Alliance common stock they hold 0.2582 shares of the Registrant's common stock (the "EXCHANGE RATIO"). In lieu of receiving fractional shares of the Registrant's common stock, Alliance stockholders will receive cash in an amount equal to such fraction multiplied by the average of the closing prices reported on the Nasdaq National Market for the Registrant's common stock for the ten trading days immediately preceding the effective date of the Merger. Each option, warrant or other right to acquire Alliance capital stock outstanding immediately prior to the Merger will automatically become an option, warrant or other right to acquire shares of the Registrant's common stock. The number of shares of the Registrant's common stock that may be acquired under such option, warrant or other right will be equal to the product of the number of Alliance shares that were directly or indirectly issuable upon the exercise of such option, warrant or other right to acquire Alliance capital stock before the Merger multiplied by the Exchange Ratio. The exercise price per share for such option, warrant or other right to acquire the Registrant's common stock will be the pre-Merger exercise price per share for such option, warrant or other right to acquire Alliance capital stock divided by the Exchange Ratio.

      The foregoing summary is qualified in its entirety by reference to the text of the Merger Agreement, which is incorporated herein by reference to
Exhibit 2.1 to the Registrant's Current Report on Form 8-K filed on November 24, 2004.

COMPLETION OF REINCORPORATION INTO DELAWARE

On February 28, 2005, the Registrant consummated the Reincorporation into the State of Delaware through a merger of Source Missouri with and into Source Delaware, pursuant to the terms of the Reincorporation Merger Agreement (as described in Item 1.01 above). The Reincorporation was adopted and approved by consent of Source Delaware's sole stockholder, Source Missouri, and a proposal to approve the Reincorporation was approved at a special meeting of the shareholders of Source Missouri by the holders of at least two-thirds (2/3) of the issued and outstanding shares of Source Missouri's common stock.

      Each outstanding share of Source Missouri's common stock was automatically converted into one share of common stock of Source Delaware. Each stock certificate representing issued and outstanding shares of Source Missouri's common stock will continue to represent the same number of shares of common stock of Source Delaware. It is not necessary for Source Missouri's shareholders to exchange their existing stock certificates for stock certificates of Source Delaware.

      The foregoing summary is qualified in its entirety by reference to the text of the Reincorporation Merger Agreement, which is incorporated herein by reference to Exhibit 2.2 to this Current Report.

ITEM 2.03 - CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN
            OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

      The information provided in Item 1.01 above relating to the Amended and Restated Loan Agreement is incorporated herein by reference.

ITEM 3.03 - MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

      In connection with the Reincorporation, the rights of the Registrant's stockholders, which prior to the Reincorporation were governed by Missouri law and by the articles of incorporation and bylaws of Source Missouri, are now governed by Delaware law and by the certificate of incorporation and bylaws of Source Delaware. Certain differences in the rights of stockholders arise from distinctions between Missouri law and Delaware law, as well as from differences between the charter instruments of Source Missouri and Source Delaware. These differences are described in the section entitled "Comparison of Stockholder Rights and Corporate Governance Matters" on pages 149-165 of the Registrant's Registration Statement on Form S-4/A filed on January 18, 2005, which section is incorporated herein by reference.

ITEM 5.02 - DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
            APPOINTMENT OF PRINCIPAL OFFICERS

RESIGNATION OF CERTAIN DIRECTORS

      On February 28, 2005, as contemplated by the Merger Agreement and effective immediately prior to the consummation of the Merger, each of Harry L. Franc, III, Randall S. Minix and Kenneth F. Teasdale resigned his position as director of the Registrant. Prior to their resignations, (i) Mr. Franc served on the nominating and corporate governance committee and chaired the capital markets committee of the Registrant's board of directors, (ii) Mr. Minix served on the audit committee of the Registrant's board of directors and (iii) Mr. Teasdale served on the nominating and corporate governance committee and the compensation committee of the Registrant's board of directors. There were no disagreements with any of Messrs. Franc, Minix or Teasdale.

APPOINTMENT OF CERTAIN DIRECTORS

      On February 28, 2005, as contemplated by the Merger Agreement and effective immediately following the Merger, the board of directors of Source Delaware voted to expand the board to 11 members. S. Leslie Flegel, James R. Gillis, A. Clinton Allen, Ariel Emanuel, Aron S. Katzman and Allan R. Lyons, each of whom served as a director of the Registrant immediately prior to the Merger, remained directors of the Registrant immediately following the Merger and the Reincorporation. As required by the terms of the Merger Agreement, Alliance designated five individuals to serve as its nominees on the Registrant's board of directors until their successors have been duly appointed or elected and seated, or until otherwise removed. These individuals are:

  -     Governor Gray Davis (Ret.), Of Counsel to Loeb & Loeb, Los Angeles

  -     Michael R. Duckworth, Partner for The Yucaipa Companies, LLC

  -     David R. Jessick, Consultant to Rite Aid Corporation

  -     Gregory Mays, Consultant and Private Investor

  -     Tony Schnug, Chief Executive Officer of Americold Realty Trust

Gray Davis is Of Counsel in the Los Angeles office of Loeb & Loeb LLP, a multi-service national law firm. Before joining Loeb & Loeb, Mr. Davis served as Governor of California (1998-2003), Lieutenant Governor of California (1995-1999), California State Controller (1987-1995), California State Assembly Representative for Los Angeles County (1983-1987) and Chief of Staff to California Governor Edmund G. Brown, Jr.(1975-1981). Mr. Davis will serve as a member of the nominating and corporate governance committee and capital markets committee of the board of directors of the Registrant.

      Michael Duckworth is a partner of Yucaipa, a Los Angeles-based private investment firm specializing in acquiring and operating companies in the retail, distribution, logistics and technology areas. From 2000-2003, he was Managing Director, Investment Banking for Merrill Lynch & Co. in Los Angeles where he was responsible for all client activity including public and private debt, equity and origination and private equity fund raising as well as managing client relationships with west coast private equity firms including Texas Pacific Group, Hellman & Friedman, Leonard Green, Francisco Partners, Fremont, and others. From 1988-2000, Mr. Duckworth served as Managing Director, Financial Sponsor Coverage for Deutsche Bank Securities (formerly Bankers Trust Company). Mr. Duckworth will serve as chairman of the capital markets committee of the board of directors of the Registrant.

      David Jessick is currently a consultant to Rite Aid Corporation where he served as a Senior Executive Vice President and Chief Administrative Officer from December 1999 to June 2002. Prior to that, from 1997 to 1998, Mr. Jessick was the Chief Financial Officer and Executive Vice President of Finance and Investor Relations for Fred Meyer, Inc. From 1979 to 1996, he was Executive Vice President and Chief Financial Officer at Thrifty Payless Holdings, Inc. He is currently a director of WKI Holding Company, Inc. (chairman of the audit and the compensation committees), Pinnacle Foods Group, Inc. and Dollar Financial Corp. (chairman of the audit committee). Mr. Jessick will serve as a member of the audit committee of the board of directors of the Registrant.

      Gregory Mays has been a consultant and private investor from February 1999 to present. Throughout his career, Mr. Mays has held numerous executive and financial positions primarily in the supermarket industry, most recently, from 1995 to 1999, as Executive Vice President of Ralphs Grocery. Prior to that, from 1992 to 1995, he was Executive Vice President of Food4Less Inc. From 1990 to 1992, Mr. Mays was Chief Executive Officer and President of Almacs Supermarkets. Mr. Mays is currently a director and Chief Financial Officer of Simon Marketing. Mr. Mays will serve as a member of the compensation committee of the board of directors of the Registrant.

      Tony Schnug is the Chief Executive Officer of Americold Realty Trust. Prior to that, Mr. Schnug had been affiliated with Yucaipa for more than 12 years. Mr. Schnug served as Executive Vice President of Corporate Operations at Fred Meyer from 1997 to 1998. From 1995 to 1997, he was at Ralphs Grocery Company and oversaw post-merger integrations for both the Ralphs-Food4Less acquisition in 1995 and the Fred Meyer-Ralphs merger in 1997. He also served as Senior Vice President of Administration at Food4Less from 1990 to 1995. Prior to that, Mr. Schnug was the Managing Partner for Sage Worldwide, a wholly owned subsidiary of advertising giant, Ogilvy & Mather. Mr. Schnug is a director of Digital On-Demand, Inc., and Americold Realty Trust. He is a former director of Alliance.

      On March 1, 2005, the Registrant issued a press release containing information related to the nomination of the above-referenced individuals. A copy of this press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

ELECTION OF ALAN TUCHMAN

      On February 28, 2005, in connection with the Merger, the Registrant's board of directors elected Alan Tuchman to the position of executive vice president of the Registrant.

ITEM 5.03 - AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL
            YEAR

AMENDMENT TO ARTICLES OF INCORPORATION

      On February 28, 2005, in connection with the Merger and following the affirmative vote of the holders of a majority of the Registrant's issued and outstanding common stock, the Registrant's articles of incorporation were amended to increase the number of authorized shares from 40 million to 100 million. The increase in the number of authorized shares was necessary to provide a sufficient number of shares of the Registrant's common stock for issuance to Alliance stockholders in connection with the Merger. A copy of the amendment to the Registrant's articles of incorporation that was filed with the Missouri Secretary of State is filed as Exhibit 3.8 to this Current Report and is incorporated herein by reference.

CERTIFICATE OF INCORPORATION OF SOURCE DELAWARE

      On February 28, 2005, following the Reincorporation, the certificate of incorporation of Source Delaware became the certificate of incorporation of the Registrant, superseding all prior charters. A copy of the certificate of incorporation of Source Delaware is filed as Exhibit 3.9 to this Current Report and is incorporated herein by reference.

ADOPTION OF AMENDED AND RESTATED BYLAWS

On February 28, 2005, as contemplated by the Merger Agreement and effective immediately following the Merger and the Reincorporation, the board of directors of the Registrant amended and restated the bylaws of Source Delaware. The amended and restated bylaws provide for, among other things, the obligation of the Registrant pursuant to the Merger Agreement to allow Alliance to designate five nominees to the board of directors of the Registrant. A copy of the amended and restated bylaws of Source Delaware is filed as Exhibit 3.10 to this Current Report and is incorporated herein by reference.

ITEM 5.05 - AMENDMENTS TO THE REGISTRANT'S CODE OF ETHICS, OR WAIVER OF A
            PROVISION IN THE CODE OF ETHICS

On February 28, 2005, immediately following the Reincorporation, the board of directors of Source Delaware adopted the Code of Business Conduct and Ethics ("CODE OF ETHICS") attached as Exhibit 14.1 to this Current Report, effectively amending the Registrant's previous code of ethics, which had been Source Missouri's code of ethics. The Code of Ethics is applicable to all executive officers and all other employees and agents of the Registrant and its subsidiaries, as well as to the Registrant's directors. In addition, the board of directors adopted a Code of Ethics for Chief Executive Officer and Financial Executives attached as Exhibit 14.2 to this Current Report and a Code of Conduct for Directors and Executive Officers attached as Exhibit 14.3 to this Current Report, which supplement the Code of Ethics. Each of these exhibits is incorporated herein by reference.

ITEM 8.01 - OTHER EVENTS

CHANGE IN STATE OF INCORPORATION

      Effective February 28, 2005, the Registrant changed its state of incorporation from Missouri to Delaware. The change in the Registrant's state of incorporation was approved by its shareholders at a special meeting of shareholders held on February 28, 2005.

      The Reincorporation into the State of Delaware was accomplished by the merger of Source Missouri with and into Source Delaware, which was the surviving corporation in the merger. The Reincorporation will not result in any change in the Registrant's name, headquarters, business, jobs, management, location of offices or facilities, number of employees, assets, liabilities or net worth. The Registrant's common stock will continue to trade on the Nasdaq National Market under the symbol "SORC." Source Missouri shareholders will not be required to undertake a mandatory exchange of their shares. Certificates for Source Missouri's shares automatically represent an equal number of shares of Source Delaware.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(a)   Financial Statements of Business Acquired

      The financial statements required by this Item will be filed by the Registrant pursuant to an amendment to this Current Report no later than 71 calendar days after the date this initial Current Report must be filed.

(b)   Pro Forma Financial Information

      The pro forma financial information required by this Item will be filed by the Registrant pursuant to an amendment to this Current Report no later than 71 calendar days after the date this initial Current Report must be filed.

(c)   Exhibits

2.2 Agreement and Plan of Merger dated February 28, 2005, between Source Interlink Companies, Inc., a Missouri corporation and Source Interlink Companies, Inc., a Delaware corporation

3.8 Amendment to Articles of Incorporation of Source Interlink Companies, Inc., a Missouri corporation

3.9 Certificate of Incorporation of Source Interlink Companies, Inc., a Delaware corporation

3.10 Amended and Restated Bylaws of Source Interlink Companies, Inc., a Delaware corporation

4.1 Form of Common Stock Certificate of Source Interlink Companies, Inc., a Delaware corporation

4.4 Stockholder's Agreement dated February 28, 2005, between the Registrant and AEC Associates, LLC

10.6 Employment Agreement dated February 28, 2005 between the Registrant and James R. Gillis

10.21 Employment Agreement dated February 28, 2005 between the Registrant and S. Leslie Flegel

10.22 Employment Agreement dated February 28, 2005 between the Registrant and Jason S. Flegel

10.41 Employment Agreement dated February 28, 2005 between the Registrant and Marc Fierman

10.44 Amended and Restated Loan Agreement dated February 28, 2005 by and among the Registrant, its subsidiaries, and Wells
            Fargo Foothill, Inc., as arranger and administrative agent

10.49 Employment Agreement dated February 28, 2005 between the Registrant and Alan Tuchman

10.55 Source Interlink Companies, Inc. Supplemental Executive Retirement Plan, effective as of March 1, 2005

10.56 Source Interlink Companies, Inc. Challenge Grant Program, effective as of March 1, 2005

10.57 Executive Participation Agreement dated February 28, 2005 between the Registrant and James R. Gillis

10.58       Form of Executive Participation Agreement

10.59       Form of Split-Dollar Insurance Agreement

10.60 Consulting Agreement dated February 28, 2005 between the Registrant and The Yucaipa Companies, LLC

14.1 Code of Business Conduct and Ethics of Source Interlink Companies, Inc., a Delaware corporation

14.2 Code of Ethics for Chief Executive Officer and Financial Executives of Source Interlink Companies, Inc., a Delaware corporation

14.3 Code of Conduct for Directors and Executive Officers of Source Interlink Companies, Inc., a Delaware corporation

99.1        Press Release Regarding New Directors

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  March 4, 2005

                                    SOURCE INTERLINK COMPANIES, INC.

                                    By:     /s/ Marc Fierman
                                       -----------------------------------------
                                            Marc Fierman
                                            Executive Vice President and Chief
                                            Financial Officer

                                  EXHIBIT INDEX

2.2 Agreement and Plan of Merger dated February 28, 2005, between Source Interlink Companies, Inc., a Missouri corporation and Source Interlink Companies, Inc., a Delaware corporation

3.8 Amendment to Articles of Incorporation of Source Interlink Companies, Inc., a Missouri corporation

3.9 Certificate of Incorporation of Source Interlink Companies, Inc., a Delaware corporation

3.10 Amended and Restated Bylaws of Source Interlink Companies, Inc., a Delaware corporation

4.1 Form of Common Stock Certificate of Source Interlink Companies, Inc., a Delaware corporation

4.4 Stockholder's Agreement dated February 28, 2005, between the Registrant and AEC Associates, LLC

10.6 Employment Agreement dated February 28, 2005 between the Registrant and James R. Gillis

10.21 Employment Agreement dated February 28, 2005 between the Registrant and S. Leslie Flegel

10.22 Employment Agreement dated February 28, 2005 between the Registrant and Jason S. Flegel

10.41 Employment Agreement dated February 28, 2005 between the Registrant and Marc Fierman

10.44 Amended and Restated Loan Agreement dated February 28, 2005 by and among the Registrant, its subsidiaries, and Wells
            Fargo Foothill, Inc., as arranger and administrative agent

10.49 Employment Agreement dated February 28, 2005 between the Registrant and Alan Tuchman

10.55 Source Interlink Companies, Inc. Supplemental Executive Retirement Plan, effective as of March 1, 2005

10.56       Source Interlink Companies, Inc. Challenge Grant Program

10.57 Executive Participation Agreement dated February 28, 2005 between the Registrant and James R. Gillis

10.58       Form of Executive Participation Agreement

10.59       Form of Split-Dollar Insurance Agreement

10.60 Consulting Agreement dated February 28, 2005 between the Registrant and The Yucaipa Companies, LLC

14.1 Code of Business Conduct and Ethics of Source Interlink Companies, Inc., a Delaware corporation

14.2 Code of Ethics for Chief Executive Officer and Financial Executives of Source Interlink Companies, Inc., a Delaware corporation

14.3 Code of Conduct for Directors and Executive Officers of Source Interlink Companies, Inc., a Delaware corporation

99.1        Press Release Regarding New Directors